Exhibit 5.1

December 17, 2010

Board of Directors

ATP Oil & Gas Corporation

4600 Post Oak Place, Suite 100

Houston, Texas 77027

Gentlemen:

We are counsel to ATP Oil & Gas Corporation, a Texas corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”), filed with the Securities and Exchange Commission on December 17, 2010. The Registration Statement includes a prospectus (the “Prospectus”) that provides that it may be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as it may be supplemented by one or more Prospectus Supplements, relates to the proposed issuance and sale from time to time, together or separately and in one or more series (if applicable), pursuant to Rule 415 under the Securities Act of an indeterminate amount of common stock, par value $0.001 per share (“Common Stock”), preferred stock, par value $.001 per share (“Preferred Stock”), senior debt securities (“Senior Debt Securities”) and subordinated debt securities (“Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), and warrants to acquire Common Stock and Preferred Stock (“Warrants” and, together with the Common Stock, Preferred Stock and the Debt Securities, the “Securities”).

The Senior Debt Securities may be issued pursuant to a senior indenture (a “Senior Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”), and the Subordinated Debt Securities may be issued pursuant to a subordinated indenture between the Company and the Trustee (a “Subordinate Indenture” and collectively with the Senior Indenture, the “Indenture”).

The Warrants may be issued pursuant to one or more warrant agreements (the terms and conditions of which will be set forth in a Prospectus Supplement(s) relating to an issuance of Warrants) entered into between the Company and a financial institution identified therein as warrant agent (a “Warrant Agent”), as such warrant agreements may be supplemented from time to time (each such warrant agreement, a “Warrant Agreement”).

In our capacity as counsel to the Company, we have examined the Registration Statement. We have also examined originals, or duplicates or conformed copies, of such documents, corporate records, agreements and other instruments, and have made such other

ATP Oil & Gas Corporation

investigations, as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth. As to questions of fact material to this opinion letter, we have relied upon certificates or comparable documents of public officials and upon oral or written statements and representations of officers and representatives of the Company.

During the course of such examination and review, and in connection with furnishing the opinions set forth below, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and, for the purposes of this opinion letter, we have assumed that any future, similar or other required proceedings will be timely completed in the manner presently contemplated.

To the extent that the obligations of the Company under Warrants may be dependent upon such matters, we assume for purposes of this opinion letter that (i) any applicable Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) any applicable Warrant Agent is duly qualified to engage in the activities contemplated by a Warrant Agreement; (iii) a Warrant Agreement has been duly authorized, executed and delivered by an applicable Warrant Agent and constitutes the legally valid and binding obligation of such Warrant Agent, enforceable against such Warrant Agent in accordance with its terms; (iv) any applicable Warrant Agent is in compliance, generally and with respect to acting as a trustee under a Warrant Agreement, with all applicable laws and regulations; and (v) any applicable Warrant Agent has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under a Warrant Agreement.

We have assumed that the Company will continue to be presently subsisting in good standing, and will continue to have the requisite legal status and legal capacity, under the laws of the State of Texas, and that the Company has complied and will comply with all aspects of applicable laws of jurisdictions other than the United States of America and the State of New York in connection with the transactions contemplated by the Indenture, any supplemental indenture thereto and the Registration Statement. We have assumed that the Indenture and any supplemental indentures, Debt Securities and Warrant Agreements will be governed by the internal laws of the State of New York and that any statement of resolutions with respect to Preferred Stock (“Statement of Resolution”) will be governed by the internal laws of the State of Texas.

We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments) will comply with all applicable laws, (ii) one or more Prospectus Supplements will have been prepared and filed with the Commission describing the Securities offered thereby, (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and any applicable Prospectus Supplements, (iv) the applicable Indenture providing for the issuance of Debt Securities, together with any supplemental

ATP Oil & Gas Corporation

indenture or officer’s certificate setting forth the terms of a series of Debt Securities to be issued under the Indenture, will have been duly authorized, executed and delivered by the Trustee and other parties thereto substantially in the form filed as an exhibit to the Registration Statement, (iv) the applicable Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended, (v) the Debt Securities will have been duly authenticated by the trustee named therein, (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized, executed and delivered by all parties thereto other than the Company, (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise and (viii) with respect to shares of the Common Stock or the Preferred Stock offered, there will have been sufficient shares of the Common Stock or the Preferred Stock authorized under the Company’s Amended and Restated Articles of Formation (the “Articles”) and not otherwise reserved for issuance.

We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party other than the Company to any agreement with respect to any of the Securities. We have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Company, enforceable against each such other party in accordance with their respective terms.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect.

We also express no opinion herein as to any provision of any agreement (i) that may be deemed to or construed to waive any right of the Company, (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (iii) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof, (iv) that is in violation of public policy, (v) relating to indemnification and contribution with respect to securities law matters, (vi) which provides that the terms of any agreement may not be waived or modified except in writing, (vii) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (viii) requiring the payment of penalties, consequential damages or liquidated damages, (ix) provisions purporting to make a guarantor primarily liable rather than as a surety or (x) relating to choice of law, consent to jurisdiction, or waiver of the right to a jury trial.

Based upon the foregoing, we are of the opinion that:

1. With respect to the Common Stock, when (i) specifically authorized for issuance by proper action of the Company’s Board of Directors or an authorized committee thereof (“Authorizing Resolutions”), (ii) the terms of the issue and sale of the Common Stock have been duly established in conformity with the Articles and the Company’s Third Amended and

ATP Oil & Gas Corporation

Restated Bylaws (the “Bylaws”), do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the shares of the Common Stock have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of the Common Stock, the Common Stock so issued and sold will be validly issued, fully paid and nonassessable;

2. With respect to shares of any series of Preferred Stock, when (i) Authorizing Resolutions have specifically authorized establishing and designating the series of Preferred Stock and fixing and determining the preferences, limitations and relative rights thereof, the filing of a Statement of Resolution with respect to the series with the Secretary of State of the State of Texas, the issuance and terms of the shares of Preferred Stock of such series, and the terms of the offering thereof and related matters, (ii) the terms of the issue and sale of the Preferred Stock of such series have been duly established in conformity with the Articles and Bylaws, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the shares of the Preferred Stock of such series have been duly issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of the Preferred Stock, the shares of Preferred Stock of such series so issued and sold will be validly issued, fully paid and nonassessable;

3. With respect to any Warrants, when (i) specifically authorized for issuance by Authorizing Resolutions, (ii) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by all parties thereto, (iii) the terms of such Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement, do not violate any applicable law or the Articles or Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Warrants have been duly executed and countersigned in accordance with the applicable Warrant Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

4. with respect to any Debt Securities, when (i) necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of Debt Securities, (ii) the applicable Indenture and any required supplemental indenture has been duly authorized, executed and delivered by all parties thereto, (iii) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any applicable supplemental indenture so as to not violate any applicable law or the Articles or Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body

ATP Oil & Gas Corporation

having jurisdiction over the Company, (iv) such Debt Securities have been duly executed and authenticated and delivered in accordance with the terms and provisions of the applicable Indenture and supplemental indenture, (vi) such Debt Securities have been issued and sold for the consideration as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and the acts, proceedings and documents referred to above, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

The opinions provided above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory or other laws regarding preferential transferees); (ii) the effect of general equitable principles (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability of provisions purporting to require arbitration of disputes; and (iv) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy.

Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions expressed herein are limited to, the federal law of the United States of America, the laws of the State of Texas and the contract law of the State of New York. We express no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to our reference under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Jackson Walker L.L.P.

Jackson Walker L.L.P.